Exhibit 10.4

[EXECUTION]

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of July 10, 2014, by and among VANTAGE ENERGY II, LLC, a Delaware limited liability company (“Borrower”), WELLS FARGO BANK, N.A., as Administrative Agent and as LC Issuer, and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Credit Agreement dated as of November 29, 2012 (the “Original Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided;

WHEREAS, Borrower, Administrative Agent and Lenders have amended the Original Agreement pursuant to that certain First Amendment to Credit Agreement dated as of December 3, 2013 (the “First Amendment”) and the Second Amendment to Credit Agreement dated as of May 9, 2014 (the “Second Amendment”; the Original Agreement, as amended by the First Amendment and the Second Amendment, the “Existing Agreement”); and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Existing Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Existing Agreement, in consideration of the Loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1.                                 Terms Defined in the Existing Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Existing Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2.                                 Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2:

“Amendment” means this Third Amendment to Credit Agreement.

“Amendment Documents” means this Amendment, the Consent and all other Loan Documents executed and delivered in connection herewith.

“Consent” means the Consent and Agreement dated of even date herewith, executed by the Guarantors in favor of Administrative Agent in the form attached hereto.

“Credit Agreement” means the Existing Agreement as amended hereby.

ARTICLE II.

AMENDMENTS

Section 2.1.                                 Defined Terms.

(a)                                 Section 1.1 of the Existing Agreement is hereby amended to add the following new definitions thereto in appropriate alphabetical order to read as follows:

“Material Debt Financings” means for any period, debt financings, closing of incremental debt facilities or an increase in the existing debt facilities with aggregate notional amounts greater than $50,000,000, or an increase in the borrowing base for existing debt facilities in an aggregate amount greater than $50,000,000.

“Material Transactions” means for any period, acquisitions or divestitures of Oil and Gas Properties for aggregate consideration greater than $100,000,000.

“Permitted IPO Charges” means, for any period, the non-recurring extraordinary charges (comprised of legal, title and other specific transaction fees) for such period associated with the issuance by Vantage Energy Inc., a Delaware corporation, of its common Equity in an underwritten primary public offering, as approved by Administrative Agent in its reasonable discretion.

(b)                                 The following definition in Section 1.1 of the Existing Agreement is hereby amended in its entirety to read as follows:

“Consolidated EBITDAX” means, for any period (without duplication), the sum of (a) Consolidated Net Income during such period (excluding extraordinary gains and losses), plus (b) all interest paid or accrued during such period on Indebtedness (including amortization of original issue discount and the interest component of any deferred payment obligations and Capital Lease Obligations) which was deducted in determining such Consolidated Net Income, plus (c) all income taxes which were deducted in determining such Consolidated Net Income, plus (d) all depreciation, amortization (including amortization of good will and debt issue costs), depletion, exploration expense and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including those resulting from the requirements of ASC Topic 815, formerly FAS 133, ASC Topic 410, formerly FAS 143 or ASC Topic 360, formerly FAS 144) which were deducted in determining such Consolidated Net Income, minus (e) all non-cash items of income which were included in determining such Consolidated Net Income, plus (f) non-recurring extraordinary charges (comprised of legal, title and other specific transaction fees) associated with Material Transactions, Material Debt Financings and related to the Permitted IPO Charges for such period approved by Administrative Agent in its reasonable discretion.

Section 2.2.                                 Leverage Ratio. Section 7.12 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.12  Leverage Ratio.  As of the end of each Fiscal Quarter, beginning September 30, 2014, the ratio of (a) Consolidated Debt as of the end of such Fiscal Quarter to (b) (i) Adjusted Consolidated EBITDAX for such Fiscal Quarter multiplied by 4, minus (ii) non-recurring extraordinary charges (comprised of legal, title and other specific transaction fees) associated with Material Transactions, Material Debt Financings, or related to the Permitted IPO Charges for such Fiscal Quarter, will not be greater than the amount set forth below with respect to such Fiscal Quarter:

Fiscal Quarter	Maximum Leverage Ratio
Fiscal Quarter ending September 30, 2014 through Fiscal Quarter ending December 31, 2014	4.50 to 1.00
Fiscal Quarter ending March 31, 2015	4.25 to 1.00
Fiscal Quarter ending June 30, 2015 and thereafter	4.00 to 1.00

In addition, as of the Fiscal Quarter ending June 30, 2014, Adjusted Consolidated EBITDAX for such Fiscal Quarter multiplied by 4, minus non-recurring extraordinary charges (comprised of legal, title and other specific transaction fees) associated with Material Transactions, Material Debt Financings, or related to the Permitted IPO Charges for such Fiscal Quarter, will not be less than $6,000,000.

Section 2.3.                                 Waiver.  Borrower has advised Administrative Agent that it expects to violate Section 7.3(e) of the Credit Agreement with respect to natural gas for the Fiscal Quarter ending June 30, 2014 (the “Excess Hedging Default”).  As a result of the Existing Excess Hedging Default, Borrower has requested that Administrative Agent and Lenders waive the Existing Excess Hedging Default, and Administrative Agent and Lenders have agreed to do so on the terms set forth herein.  Accordingly, Administrative Agent and Lenders hereby waive the Existing Excess Hedging Default, provided that no Restricted Person shall enter into any additional Hedging Contracts until the earliest of (a) the date on which Borrower demonstrates to the satisfaction of Administrative Agent that Restricted Persons are in compliance with Section 7.3(e) of the Credit Agreement measured with respect to the calendar month ending July 31, 2014, (b) the date on which Borrower demonstrates to the satisfaction of Administrative Agent that Restricted Persons are in compliance with Section 7.3(e) of the Credit Agreement measured with respect to the 2 calendar months ending August 31, 2014, and (c) the date on which Borrower demonstrates to the satisfaction of Administrative Agent that Restricted Persons are in compliance with Section 7.3(e) of the Credit Agreement measured with respect to the Fiscal

Quarter ending September 30, 2014.  The foregoing waiver shall not constitute a waiver of any other or future Defaults or Events of Default under the Credit Agreement or of any other provisions of the Credit Agreement or this Amendment.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1.                                 Effective Date. This Amendment shall become effective as of the date first above written when and only when:

(a)                                 Amendment Documents. Administrative Agent shall have received duly executed and delivered counterparts of each Amendment Document (i) in form, substance and date satisfactory to Administrative Agent, and (ii) in such numbers as Administrative Agent or its counsel may reasonably request.

(b)                                 Officer’s Certificate. Administrative Agent shall have received a certificate of Responsible Officer of Borrower and each other Restricted Person certifying as of the date of this Amendment (i) the Organizational Documents of Borrower and such other Restricted Persons or that there have been no changes to the Organizational Documents of Borrower and such other Restricted Persons since the Closing Date, (ii) the resolutions of Borrower and each such other Restricted Persons approving this Amendment, the other Amendment Documents and the related transactions (which certification may, if applicable, be by reference to previously adopted resolutions), and (iii) the signature and incumbency certificates of the officers of Borrower and each such other Restricted Persons authorized to execute the Amendment and the other Amendment Documents (which certification may, if applicable, be by reference to previously delivered incumbency certificates).

(c)                                  Existence and Good Standing Certificates. Administrative Agent shall have received an existence and good standing certificate from the applicable Governmental Authority of Borrower’s and each such other Restricted Person’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the effectiveness of this Amendment.

(d)                                 Fees.  Borrower shall have paid to Administrative Agent all fees in connection with such Loan Documents, and all fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent’s attorneys.

(e)                                  Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(f)                                   Due Diligence. Administrative Agent and Lenders shall have completed satisfactory due diligence review of the assets, liabilities, business, operations and condition (financial or otherwise) of the Restricted Persons, including a review of their Oil and Gas Properties and all legal, financial, accounting, governmental, environmental, tax and regulatory matters, and fiduciary aspects of the transactions contemplated by this Amendment.

(g)                                  Other Documentation. Administrative Agent shall have received all documents and instruments that Administrative Agent has then reasonably requested, in addition to those described in this Section 3.1. All such additional documents and instruments shall be reasonably satisfactory to Administrative Agent in form, substance and date.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1.                                 Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

(a)                                 All representations and warranties made by any Restricted Person in any Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of time of the effectiveness hereof as if such representations and warranties had been made as of the time of the effectiveness hereof, except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Majority Lenders and Administrative Agent, in which case such representation or warranty was true and correct in all respects on and as of such earlier date.

(b)                                 Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Amendment Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

(c)                                  The execution and delivery by the various Restricted Persons of the Amendment Documents to which each is a party, the performance by each of its obligations under such Amendment Documents, and the consummation of the transactions contemplated by the various Amendment Documents, do not and will not (a) conflict with, violate or result in a breach of any provision of (i) any Law in any material respect, (ii) the Organizational Documents of any Restricted Person, or (iii) any material judgment, license, order or permit applicable to or binding upon any Restricted Person, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents. Except (i) as expressly contemplated in the Loan Documents and (ii) such as have been obtained or made and are in full force and effect, no permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required on the part of or in respect of a Restricted Person in connection with the execution, delivery or performance by any Restricted Person of any Amendment Document to which it is a party or to consummate any transactions contemplated thereby.

(d)                                 This Amendment is, and the other Amendment Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person that is a party hereto or thereto, enforceable against such Restricted Person in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and conveyance or similar Laws of general application relating to the enforcement of creditors’ rights and by general equitable principles related to enforceability.

(e)                                  The audited annual Consolidated financial statements of Borrower dated as of December 31, 2013 fairly present, in all material respects, Borrower’s Consolidated financial position at the date(s) thereof and the Consolidated results of Borrower’s operations and Borrower’s Consolidated cash flows for the period(s) thereof.  Since the date of such audited annual Consolidated financial statements no Material Adverse Change has occurred.  All such financial statements were prepared in good faith based on assumptions specified therein with such pro forma adjustments as have been accepted by Administrative Agent, subject to year end audit adjustments and the absence of footnotes in the case of any unaudited financial statements.

(f)                                   There are no strikes, lockouts or slowdowns against Borrower or any Subsidiary pending or, to the knowledge of Borrower, threatened.  The hours worked by and payments made to employees of Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other material Federal, state, local or foreign law dealing with such matters if such failure could reasonably be expected to have a Material Adverse Change.  All material payments due from Borrower or any Subsidiary, or for which any claim may be made against Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Borrower or such Subsidiary.  The consummation of the transactions contemplated by this Amendment will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Borrower or any Subsidiary is bound.

ARTICLE V.

MISCELLANEOUS

Section 5.1.                                 Ratification of Agreements. The Existing Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document will be deemed to be a reference to the Existing Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of

Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Section 5.2.                                 Survival of Agreements. All of each Restricted Person’s various representations, warranties, covenants and agreements in the Amendment Documents shall survive the execution and delivery thereof and the performance thereof, including the making or granting of the Loans and the delivery of the Amendment Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties’ obligations to Borrower are terminated. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

Section 5.3.                                 Loan Documents.  The Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply thereto.

Section 5.4.                                 Governing Law.  This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Colorado.

Section 5.5.                                 Interpretive Provisions.  Section 1.3 of the Credit Agreement is incorporated herein by reference herein as if fully set forth.

Section 5.6.                                 Counterparts; Fax.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

VANTAGE ENERGY II, LLC,
as Borrower

By:	/s/ Thomas B. Tyree, Jr.
Thomas B. Tyree, Jr.
President, Chief Financial Officer and
Secretary

WELLS FARGO BANK, N.A.
Administrative Agent, LC Issuer and a Lender

By:	/s/ Michaela Braun
Michaela Braun
Director

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Terry Donovan
Name: Terry Donovan
Title: Managing Director

CONSENT AND AGREEMENT

This Consent and Agreement is made as of July 10, 2014 by each of the undersigned Guarantors and is being executed in connection with that certain Third Amendment to Credit Agreement dated as of even date herewith (the “Third Amendment”) by and among VANTAGE ENERGY II, LLC, a Delaware limited liability company (“Borrower”), WELLS FARGO BANK, N.A., individually and as administrative agent (in such capacity, “Administrative Agent”) and as LC Issuer, and the Lenders party thereto, which amends that certain Credit Agreement, dated as of November 29, 2012 (as amended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”), among Borrower, Administrative Agent and Lenders.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Amendment.

Each of the undersigned Guarantors hereby (i) consents to the provisions of the Amendment Documents (as defined in the Third Amendment) and the transactions contemplated therein, (ii) ratifies and confirms the Guaranty dated as of November 29, 2012 (as amended, supplemented or otherwise modified to the date hereof, the “Guaranty”) made by it and the other Guarantors party thereto in favor of Administrative Agent for the benefit of the Guaranteed Parties (as such term is defined therein) and the other Loan Documents to which it is a party, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of the Third Amendment and the other Amendment Documents, (iv) represents and warrants to the Lender Parties that each representation and warranty made with respect to it in any Amendment Document is true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of time of the effectiveness of the Third Amendment as if such representations and warranties had been made as of the time of the effectiveness of the Third Amendment (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty is true and correct in all respects as of such specific date), and (v) agrees that the Guaranty and such other Loan Documents remain in full force and effect.

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IN WITNESS WHEREOF, the foregoing certifications are made and delivered as of the date first referenced above.

VISTA GATHERING, LLC

By:	/s/ Thomas B. Tyree, Jr.
Thomas B. Tyree, Jr.
President, Chief Financial Officer and
Secretary

VANTAGE ENERGY APPALACHIA II LLC

By:	/s/ Thomas B. Tyree, Jr.
Thomas B. Tyree, Jr.
President, Chief Financial Officer and
Secretary